Exhibit 10.3

Friedli Corporate Finance

September 12, 2002

Mr. Kamran Amjadi

Chief Executive Officer

E-centives, Inc.

6901 Rockledge Drive, Suite 700

Bethesda, MD  20817

RE:  E-centives, Inc.

Dear Mr. Amjadi:

Please be advised that my organization, Friedli Corporate Finance, has committed, if required, to provide E-centives with a capital infusion of up to USD $20M for continued operations and future business expansion purposes in both sales and marketing and M&A initiatives.

Please feel free to contact me with any questions or comments related to this matter.

Kind regards,

/s/ Peter Friedli

Peter Friedli

Friedli Corporate Finance, Freigutstrasse 5, 8002 Zurich, Switzerland

Phone: +41 1 283 29 00 Fax: + 41 1 283 29 01